Exhibit 4.7
     Execution Version
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 9, 2010, among EAP PROPERTIES, INC., a Delaware corporation, EAP OPERATING, LLC, a Delaware limited liability company, ENCORE OPERATING, L.P., a Texas limited partnership, ENCORE OPERATING LOUISIANA, LLC, a Delaware limited liability company, GREENCORE PIPELINE COMPANY LLC, a Delaware limited liability company, DENBURY ENCORE HOLDINGS, INC., a Delaware corporation (collectively, the “New Subsidiary Guarantors”), subsidiaries of Denbury Resources Inc. (the “Company”), DENBURY RESOURCES INC., a Delaware corporation, on behalf of itself and the Subsidiary Guarantors (the “Existing Subsidiary Guarantors”) under the Indenture referred to below, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH:
     WHEREAS, on March 9, 2010, Encore Acquisition Company (“Encore”) was merged with and into the Company pursuant to the Merger Agreement;
     WHEREAS, the Company, the Existing Subsidiary Guarantors and the Trustee have heretofore executed and delivered the Indenture (the “Indenture”) providing for the issuance of 8 1/4% Senior Subordinated Notes due 2020 (the “Securities”);
     WHEREAS, there is currently outstanding under the Indenture $1,000,000,000 in aggregate principal amount of Securities;
     WHEREAS, pursuant to Section 4.13 of the Indenture, the Company desires to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall fully and unconditionally guarantee all of the obligations of the Company under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein;
     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;
     WHEREAS, the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors have been authorized by resolutions of their respective Board of Representatives and Board of Directors, as the case may be, to enter into this Supplemental Indenture; and
     WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate (as defined in the Indenture) to the effect that the all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company and the New Subsidiary Guarantors have been complied with, as well as an Opinion of Counsel (as defined in the Indenture) to the effect that the all conditions precedent
Denbury Resources Inc.
First Supplemental Indenture
Notes due 2020

provided for in the Indenture to the execution of the Merger to be complied with by the Company have been complied with.
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Definitions. (a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     (b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Company’s obligations under the Securities on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture.
     3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     5. Effectiveness. This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto.
     6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     8. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as
Denbury Resources Inc.
First Supplemental Indenture
Notes due 2020

in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.
     9. Severability. In case any provision in this Supplemental Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
[signature page follows]
Denbury Resources Inc.
First Supplemental Indenture
Notes due 2020

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EAP PROPERTIES, INC.,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

EAP OPERATING, LLC,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

ENCORE OPERATING, L.P.,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

ENCORE OPERATING LOUISIANA, LLC,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

GREENCORE PIPELINE COMPANY LLC,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

Denbury Resources Inc.
First Supplemental Indenture
Notes due 2020

DENBURY ENCORE HOLDINGS, INC.,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

DENBURY RESOURCES INC., on behalf of itself and the Existing Subsidiary Guarantors,
by	/s/ Mark C. Allen
	Name:	Mark C. Allen
	Title:	Senior Vice President and Chief Financial Officer

Denbury Resources Inc.
First Supplemental Indenture
Notes due 2020

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee,
by	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

Denbury Resources Inc.
First Supplemental Indenture
Notes due 2020